UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2013

GREAT AMERICAN ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54233	20-8602410
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

999 18th Street, Suite 3000 Denver, Colorado	80202 (Zip Code)
(Address of Principal Executive Offices)

(303) 952-0455
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On May 20, 2013, Great American Energy, Inc. (the “Company”) entered into an Advisory Agreement (“Advisory Agreement”)  with Mr. John Rud, the founder and principal of GeoXplor Corp. (“Mr. Rud”). Pursuant to the terms of the Advisory Agreement, Mr. Rud agreed to use his expertise in mining and exploration to provide advisory services to the Board of Directors.  As compensation for Mr. Rud’s advisory services, the Company agreed to issue Mr. Rud or his designee one hundred thousand shares of restricted common stock of the Company.  The Advisory Agreement has a term of one year and can be extended for additional terms upon mutual agreement.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great American Energy, Inc.
a Delaware Corporation

Dated: May 24, 2013	By:	/s/ Felipe Pimienta Barrios
Felipe Pimienta Barrios, Chief Executive Officer